UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2014

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

1000 First Avenue South, Suite 100, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Jones Soda Co. (the "Company") held on May 20, 2014, the Company's shareholders voted on the election of directors and ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2014.

The shareholders elected the following six directors, who received the number of votes set forth opposite their respective names:

	For	Withhold	Broker Non-Votes
Mills A. Brown	5,063,476	389,217	26,583,192
Richard V. Cautero	5,078,866	373,827	26,583,192
Jennifer L. Cue	5,080,652	372,041	26,583,192
Michael M. Fleming	5,014,682	438,011	26,583,192
Matthew K. Kellogg	5,012,884	439,809	26,583,192
Susan A. Schreter	5,003,008	449,685	26,583,192

The shareholders ratified the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the fiscal year 2014 by a vote of 30,796,599 shares for, 541,455 shares against, and 697,831 shares abstaining. There were no broker non-votes in connection with this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

May 22, 2014	By:	/s/ Carrie L. Traner
Carrie L. Traner, Vice President of Finance